SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                              ___________________


        Date of Report (Date of earliest event reported) January 6, 1998

                          BIOCONTROL TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)



         Pennsylvania                0-10822              25-1229323
(State of other jurisdiction (Commission File Number)   (IRS Employer
      of incorporation)                               Identification No.)


              300 Indian Springs Road, Indiana, Pennsylvania 15701
         (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code (412) 349-1811



       _________________________________________________________________
                        (Former name or former address,
                         if changes since last report.)


Item 1.	Change in Control of Registrant. Not applicable.

Item 2.	Acquisition or Disposition of Assets. Not applicable.

Item 3.	Bankruptcy or Receivership. Not applicable.

Item 4.	Changes in Registrant's Certifying Accountant Not applicable.

Item 5.	Other Events.
             On January 6, 1998, Biocontrol Technology, Inc.(NASDAQ:BICO) announced that it passed the rigorous audit for ISO 9001 certification without any deficiency findings and expects the actual certificate to be issued in mid-January. The CE Mark will allow Biocontrol to tap into international glucose monitoring markets which the company's research has shown to contain eight to ten times the number of diabetics as the US market.
             Biocontrol further announced the resubmission of the Diasensor 1000 to the Food and Drug Administration (FDA) for US marketing approval will be delayed until the CE Mark is obtained.
             Biocontrol also announced that the Company has been advised by its Philippine distributor to delay introduction of the Diasensor 1000 into that market as the economy there and in much of Asia is currently in strong decline.

Item 6.	Resignation of Registrant's Directors. Not Applicable

Item 7.	Financial Statement, Pro Forma Financial Information and Exhibits.

	(a) 	Financial Statements and Businesses Acquired - Not Applicable.

	(b)	Pro Forma Financial Information - Not Applicable.

	(c) 	Exhibits-Press Release

SIGNATURES

	Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

	                                      BIOCONTROL TECHNOLOGY, INC.



                                              by   /s/ Fred E. Cooper
                                                   Fred E. Cooper, CEO
DATED: January 6, 1998

        BICO BIOCONTROL TECHNOLOGY, INC.
        2275 Swallow Hill Road, Building 2500
        Pittsburgh, PA  15220
        Press Release
        Release:  Immediate
        For More Information, Call:
        Investors                             Media
        Diane McQuaide                        Susan Taylor
        1.412.429.0673  phone                 1.412.279.9455 phone
        1.412.279.9690  fax                   1.412.279.9447 fax

                      BIOCONTROL UPDATES DIASENSOR 1000
            Pittsburgh, PA, January 6, 1998 - Biocontrol Technology, Inc. (Nasdaq:BICO) announced today that it passed the rigorous audit for ISO 9001 certification without any deficiency findings and expects the actual certificate to be issued in mid-January. This is the second audit in Biocontrol's pursuit of a CE Mark necessary to market its Diasensor 1000 noninvasive glucose sensor and other medical products in the 15-country European Union (EU).

           The first audit in the process (for ISO9002) was passed in October 1997, and Biocontrol expects to obtain the CE Mark for its Diasensor
      1000 in February. ISO 9002 is the manufacturing standard, while ISO 9001 is certification of a total quality system.

           The CE Mark will allow Biocontrol to tap into international glucose monitoring markets which the company's research has shown to contain eight to ten times the number of diabetics as the US market. Targeted first will be London in the United Kingdom as marketing efforts have already begun there.

           Biocontrol further announced the resubmission of the Diasensor
      1000 to the Food and Drug Administration (FDA) for US marketing approval will be delayed until the CE Mark is obtained. Fred E. Cooper, Chief Executive Officer of Biocontrol, stated, "Because the prestigious CE Mark is a third party approval of the Diasensor 1000 that will make the product available to millions of diabetics outside the US, management feels that it would be in the best interest of the Company and its shareholders to resubmit the Diasensor 1000 after the CE Mark is obtained."

           Biocontrol also announced that the Company has been advised by its Philippine distributor to delay introduction of the Diasensor 1000 into that market as the economy there and in much of Asia is currently in strong decline.

           Therefore, Biocontrol will redirect its team of scientists and physicians from Asia to the Middle East. Groundwork has already been laid there in the last few months, and, along with the team, sensors will be shipped later this month to Abu Dhabi, the capital of the United Arab Emirates (UAE). The UAE has a very affluent economy and a large diabetic population which will give Biocontrol an excellent market there for the sensor. Biocontrol Technology, Inc. has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental products.